UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 16, 2026

TRI-COUNTY FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-288087	36-3412522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

706 Washington Street Mendota, Illinois, 61342
(Address of Principal Executive Offices) (Zip Code)

(815) 538-2265
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	TYFG	OTC Market Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 16, 2026, Tri-County Financial Group, Inc. (the “Company”), held its Annual Meeting. The record date for determination of shareholders entitled to vote at the Annual Meeting was March 6, 2026. There were 2,376,998 shares of common stock outstanding as of that date, with each such share being entitled to one vote. At the Annual Meeting, the holders of 1,788,476 shares, or approximately 75.2 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The following proposals were voted on at the Annual Meeting:

Two directors were elected to serve for a three-year term or until their successors are elected and qualified. The voting results to elect each director were as follows:

	For	Against	Abstain/Withheld
Goodwin W. Toraason	1,574,265	0	214,211
Kathleen Stevenson	1,572,453	0	216,023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tri-County Financial Group, Inc.

Date: April 20, 2026	By:	/s/ Lana Eddy
Lana Eddy
Chief Financial Officer